EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-76624, 333-76592, 333-64478, 33-84042, 33-77132, 33-86156, 333-84816,
333-75424, 333-96205 of IGEN International, Inc on Form S-8 dated January 11, 2002, Form S-8 dated January 11, 2002, Form S-8 dated July 3, 2001, Form S-8 dated September 15, 1994, Form S-8 dated April 1, 1994, Form S-3 dated April 12, 2002, Form S-3 dated March 22, 2002, Form S-3 dated December 19, 2001, and Form S-3 dated February 4, 2000, respectively, of our report dated June 4, 2002 (relating to the financial statements of Meso Scale Diagnostics, LLC. at December 31, 2001 and 2000, and for the three years in the period ended December 31, 2001 and for the period November 30, 1995 (inception) through December 31,
2001), appearing in this Annual Report on Form 10-K/A of IGEN International, Inc for the year ended March 31, 2002.


/s/Deloitte & Touche LLP
------------------------

Deloitte & Touche LLP
McLean, Virginia
July 16, 2002